Exhibit 99.1

Albemarle Announces CEO Succession Plan

Ragnar Udd Appointed President and CEO, Effective February 1, 2027

Kent Masters to Serve as Executive Chairman

CHARLOTTE, N.C., September 3, 2026 – Albemarle Corporation (NYSE: ALB), a global leader in providing essential elements for mobility, energy, connectivity and health, today announced that Ragnar “Rag” Udd has been appointed President and Chief Executive Officer, effective February 1, 2027. Udd will also join the Albemarle Board of Directors. Kent Masters, Chairman and CEO, will transition to the role of Executive Chairman of the Board upon Udd joining the Company. Gerald Steiner will continue to serve as Albemarle’s Lead Independent Director.

A Proven Leader to Drive Albemarle’s Next Chapter

Udd has over 25 years of experience in leading global resources businesses in geographies closely mirroring Albemarle’s global footprint, including Australia, Asia and North and South America. He is currently serving as Chief Commercial Officer of BHP and as a member of its executive leadership team, where he has global responsibility for sales and marketing, procurement, maritime activities and commodities market strategy. Prior to that, Udd held senior leadership roles across commercial, operational, technology, logistics and infrastructure functions, including President Americas, where he led BHP’s copper and potash businesses. He also served as interim Chief Technology Officer, BHP Mitsubishi Asset President and Vice President Logistics and Infrastructure for Western Australia Iron Ore.

“Rag’s appointment as our next CEO follows a comprehensive succession planning process conducted by the Board,” said Steiner. “Rag brings extensive commercial and operational expertise in natural resources and has successfully led global commercial strategy and advanced disciplined growth across complex businesses. We are confident he is the right leader to capitalize on our industry-leading portfolio and operational capabilities to unlock long-term value for shareholders.”

“I am honored to be named Albemarle’s next CEO,” said Udd. “Albemarle has world-class natural resources, deep technical expertise and strong customer partnerships. I am excited to work with Kent, the leadership team and the Board to build on the Company’s strong foundation in both its Energy Storage and Specialties business segments.”

A Well-Defined Transition Plan to Ensure Leadership Continuity
Masters will transition to the role of Executive Chairman of the Board upon Udd joining Albemarle. In this role, Masters will lead the Board’s governance, provide input and perspective on strategic planning, and ensure a seamless handoff of leadership responsibilities.

“Kent has been instrumental in building Albemarle into the industry leader it is today,” Steiner continued. “He has played a key role in the development of Albemarle’s strategy and driven disciplined execution across cycles. Importantly, Kent’s steadfast commitment to our core values has strengthened Albemarle’s profile as a values-led, purpose-driven organization. We look forward to his continued contributions as he steps into the Executive Chairman role.”
“It has been a privilege to serve as CEO and work alongside Albemarle’s incredible team every day,” said Masters. “I am proud of what we have achieved together, and I am confident now is the right time to transition the leadership to Rag, who is well positioned to lead Albemarle’s future. I look forward to working closely with him to ensure a seamless transition.”
Masters will serve as Executive Chairman through the date of the Company’s 2027 annual meeting of shareholders and thereafter his role will be reviewed as part of the Board’s annual director nomination process.
About Albemarle
Albemarle Corporation (NYSE: ALB) is a world leader in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. We partner to pioneer new ways to move, power, connect and protect with people and planet in mind. A reliable and high-quality global supply of lithium and bromine allows us to deliver advanced solutions for our customers. Learn more about how the people of Albemarle are enabling a more resilient world at Albemarle.com.
Albemarle regularly posts information to Albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, U.S. Securities and Exchange Commission filings and other information regarding the company, its businesses and the markets it serves.

Forward-Looking Statements
This press release contains statements concerning our expectations, anticipations and beliefs regarding the future, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties, often contain words such as "anticipate," "believe," "expect," "may," "should," "would," and "will" and similar references to future periods. Forward-looking statements may include statements regarding expectations relating to Company strategy, operations, or performance; plans and expectations related to board composition and contributions; other underlying assumptions and outlook considerations, and all other information relating to matters that are not historical facts. These and other forward-looking statements are based on management's current assumptions and expectations and involve risks and uncertainties that could significantly affect expected results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Factors that could cause Albemarle's actual results to differ materially from the outlook expressed or implied in any forward-looking statement include: breaches of contract; changes in economic and business conditions; changes in availability to serve as the CEO; trade policies and tariffs; technological change and development; changes in laws and government regulation; regulatory actions, proceedings, cyber-security breaches, and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under "Risk Factors" in Albemarle's most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are filed with the SEC and available on the investor section of Albemarle's website (investors.albemarle.com) and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.
Investor Relations Contact: +1 (980) 308-6194, invest@albemarle.com
Media Contact: +1 (980) 308-6310, media@albemarle.com